EXHIBIT 99.1

                                                                        CONTACT:

                                                         Kathryn Morris, PURADYN
[PURADYN(R)                                   Director, Corporate Communications
 FILTER TECHNOLOGIES                                     (T) 561 547 9499, x 226
 INCORPORATED LOGO]                               investor-relations@puradyn.com
                                                          http://www.puradyn.com

                   PURADYN TO BEGIN TRADING TODAY ON THE OTCBB
                  - Company will be trading under symbol PFTI -

BOYNTON BEACH, FL - AUGUST 31, 2005 - PURADYN FILTER TECHNOLOGIES INCORPORATED (OTCBB:PFTI) announced that the Company's registered shares of common stock will be quoted on the OTC Bulletin Board(R) (OTCBB). The Company will begin trading on the OTCBB today under the symbol PFTI.

Under the rules of the OTCBB, an issuer must be sponsored by a market maker willing to provide documentation of due diligence to insure that all SEC filing requirements are current and to maintain a fair and orderly market in the opening days of trading.

PURADYN was sponsored by Lampost Capital, located in Boca Raton, Florida, which sponsors emerging companies on a very limited basis. Lampost is a member firm of NASD and has been a NASDAQ market maker (`LAMP') since 1997, specializing in NMS, NASDAQ small-cap and non-NASDAQ stocks quoted on the OTCBB.


ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
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PURADYN (OTCBB:PFTI) designs, manufactures and markets the PURADYN(R) Bypass Oil
Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential industry.
The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.